UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐
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☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☒  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12
DYNATRACE, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUPPLEMENT TO PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 26, 2026

This proxy statement supplement, dated July 29, 2026 (this "Supplement"), supplements the definitive proxy statement on Schedule 14A of Dynatrace, Inc. (the "Company"), dated July 10, 2026 (the "Proxy Statement"), for the Company's Annual Meeting of Stockholders to be held on August 26, 2026 (the "Annual Meeting").

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT. EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN, THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT.

Appointment of Chandu Thota as Director

On July 23, 2026, pursuant to the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the "Board") of the Company, the Board unanimously appointed Chandu Thota as a Class II director effective on July 27, 2026. Simultaneously with the appointment of Mr. Thota, the Board increased its size from 10 to 11 directors. The term of the Company’s Class II directors, including Mr. Thota, expires at the Company's annual meeting of stockholders to be held in 2027 or until their successors are duly elected and qualified or until their earlier resignation, death, or removal.

In connection with the appointment of Mr. Thota, the Board determined that Mr. Thota is independent within the meaning of the listing standards of the New York Stock Exchange.

There are no family relationships between Mr. Thota and any of the directors or executive officers of the Company, and there are no transactions in which Mr. Thota has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Thota and any other person pursuant to which Mr. Thota was selected as a director of the Company.

Mr. Thota's compensation will be consistent with that provided to all of the Company’s non-employee directors pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Policy, a copy of which is included as Exhibit 10.9 to the Company's Annual Report on Form 10-K for the year ended March 31, 2026. In addition, the Company will enter into an indemnification agreement with Mr.Thota in connection with his appointment to the Board, in substantially the same form as that entered into with the Company’s other directors.

On July 29, 2026, the Company issued a press release announcing the appointment of Mr. Thota to the Board. A copy of the press release was furnished as Exhibit 99.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2026.

Voting Matters

You are not being asked to vote on or ratify the appointment of Mr. Thota. Mr. Thota, as a Class II director, is not a nominee for election at the Annual Meeting. Accordingly, there is no change to "Proposal No. 1 - Election of Class I Directors" included in the Proxy Statement.

Please note that any proxy card that we delivered has not changed and may still be used to vote your shares in connection with the Annual Meeting. If you have already submitted your vote, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement.